Exhibit 10.1

SEVENTH AMENDMENT
TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This SEVENTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Seventh Amendment”), dated as of October 13, 2009, is entered into by and among: (A) MTR GAMING GROUP, INC., a Delaware corporation (“MTRI”), MOUNTAINEER PARK, INC., a West Virginia corporation (“MPI”), PRESQUE ISLE DOWNS, INC., a Pennsylvania corporation (“PIDI”), and SCIOTO DOWNS, INC., an Ohio corporation (“SDI” and together with MTRI, MPI, and PIDI, each, a “Borrower” and collectively, the “Borrowers”); (B) Lenders constituting the Requisite Lenders; and (C) WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent and collateral agent for the Lenders under the Credit Agreement, the Swingline Lender and the L/C Issuer (in such capacity, the “Agent Bank”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement defined below.

RECITALS

A.            Borrowers, the Agent Bank and the Lenders have previously entered into that certain Fifth Amended and Restated Credit Agreement, dated as of September 22, 2006, as amended by that certain First Amendment to Fifth Amended and Restated Credit Agreement dated as of June 19, 2007, as further amended by that certain Limited Waiver and Second Amendment to Fifth Amended and Restated Credit Agreement dated as of March 31, 2008, as further amended by that certain Third Amendment to Fifth Amended and Restated Credit Agreement dated as of May 9, 2008, as further amended by that certain Fourth Amendment to Fifth Amended and Restated Credit Agreement dated as of December 19, 2008, as further amended by that certain Limited Consent and Fifth Amendment to Fifth Amended and Restated Credit Agreement dated as of July 15, 2009 and as further amended by that certain Sixth Amendment to Fifth Amended and Restated Credit Agreement dated as of August 12, 2009 (collectively, the “Existing Credit Agreement” and as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, including, but not limited to, by this Seventh Amendment, the “Credit Agreement”), by and among Borrowers, the Lenders, and Wells Fargo Bank, National Association, as Agent Bank, L/C Issuer and Swingline Lender.

B.            Borrowers have requested certain amendments to the Existing Credit Agreement as set forth below.

C.            The Agent Bank and Lenders constituting at least Requisite Lenders are willing to grant such requests on the terms and subject to the conditions set forth in this Seventh Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree, except as otherwise set forth herein, as of the Seventh Amendment Effective Date (as defined in Section 2 below) as follows:

SECTION 1.                       Amendments.  On the terms and subject to the conditions of this Seventh Amendment (including the satisfaction of the conditions precedent set forth in Section 2 below), the Existing Credit Agreement is hereby amended as follows:

(a)                                  Definition of “Aggregate Commitment”.

(i)            As of the Seventh Amendment Effective Date, the definition of “Aggregate Commitment” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Aggregate Commitment” shall mean reference to the aggregate amount committed by Lenders for advance to or on behalf of the Borrowers as Borrowings under the Credit Facility in the principal amount of Ten Million Dollars ($10,000,000.00), as may be reduced from time to time by: (i) the Scheduled Reductions, (ii) Voluntary Permanent Reductions, and/or (iii) Mandatory Commitment Reductions.

(ii)           The Borrowers acknowledge and agree that the Aggregate Commitment Reduction Schedule is not affected by the reduction in the Aggregate Commitment resulting from the amendment set forth above.

(b)                                 Definition of “Permitted Second Lien Indebtedness”.  As of the Seventh Amendment Effective Date, the definition of “Permitted Second Lien Indebtedness” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Permitted Second Lien Indebtedness” shall mean Indebtedness owing by the Borrower Consolidation incurred pursuant to the Senior Secured Indenture.

(c)                                  Definition of “Senior Secured Indenture”.  As of the Seventh Amendment Effective Date, the definition of “Senior Secured Indenture” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Senior Secured Indenture” shall mean that certain Indenture, dated as of the Fifth Amendment Effective Date, by and among MTRI, as issue, the guarantors party thereto, and Wilmington Trust Company, as trustee and as collateral agent.

(d)                                 Definition of “Senior Secured Notes”.  As of the Seventh Amendment Effective Date, the definition of “Senior Secured Notes” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Senior Secured Notes” shall mean the senior secured notes due 2014 in an aggregate principal amount of $260,000,000 issued pursuant to the Senior Secured Indenture.

(e)                                  Section 5.08(e)/Compliance Certificate.  As of the Seventh

Amendment Effective Date, Section 5.08(e) of the Existing Credit Agreement is hereby amended by replacing the phrases (i) “Senior Unsecured Notes” with “Senior Secured Notes” and  (ii) “Senior Unsecured Indenture” with “Senior Secured Indenture” therein.

(f)                                    Section 6.05(c)/Permitted Second Lien Indebtedness.  As of the Seventh Amendment Effective Date, Section 6.05(c) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“c.                                 So long as the Second Lien Intercreditor Agreement is in full force and effect, Permitted Second Lien Indebtedness up to an aggregate principal amount not exceeding Two Hundred Sixty Million Dollars ($260,000,000) less any repayments of principal or redemptions thereof;”

(g)                                 Replacement Exhibit/Compliance Certificate.  As of the Seventh Amendment Effective Date, the Exhibit D of the Existing Credit Agreement is hereby amended and restated in its entirety with Exhibit D attached hereto.

SECTION 2.                       Conditions Precedent to the Effectiveness of this Seventh Amendment.  The amendments contained in Section 1 above are conditioned upon satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “Seventh Amendment Effective Date”):

(a)                                  Due execution and delivery by Borrowers and Lenders constituting the Requisite Lenders of this Seventh Amendment;

(b)                                 The Agent Bank shall have received, on behalf of the Lenders: (i) an amendment to each mortgage, deed of trust and real property security document in form and substance satisfactory to the Agent Bank and (ii) such endorsements as the Agent Bank may require in connection with each existing title policy (or in lieu of such endorsements, an agreement from the title company to issue such endorsements promptly after the Seventh Amendment Effective Date);

(c)                                  The representations and warranties in this Seventh Amendment shall be true and correct as of the Seventh Amendment Effective Date; and

(d)                                 The Borrowers shall have paid all fees and expenses payable to the Agent Bank and the Lenders to be paid on or prior to the Seventh Amendment Effective Date.

SECTION 3.                       Representations and Warranties.  In order to induce the Agent Bank and the Lenders to enter into this Seventh Amendment and to amend the Existing Credit Agreement in the manner provided in this Seventh Amendment, Borrowers represent and warrant to the Agent Bank and each Lender as follows:

(a)                                  Power and Authority.  Borrowers have all requisite corporate power and authority to enter into this Seventh Amendment and to carry out the transactions contemplated by, and perform their obligations under, the Credit Agreement.

(b)                                 Authorization of Agreements.  The execution and delivery of this Seventh Amendment by Borrowers and the performance of the Credit Agreement by Borrowers has been duly authorized by all necessary action, and this Seventh Amendment has been duly executed and delivered by Borrowers.

(c)                                  Enforceability.  This Seventh Amendment constitutes the legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, other similar laws affecting the enforcement of creditors’ rights in general or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)                                 No Conflict.  The execution and delivery by Borrowers of this Seventh Amendment and the performance by Borrowers of each of this Seventh Amendment and the Credit Agreement do not and will not (i) violate any law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which Borrowers are subject, (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate any indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument to which any Borrower is bound or (iii) result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of their respective property or assets.

(e)                                  Governmental Consents.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Borrowers of this Seventh Amendment.

SECTION 4.                       Miscellaneous.

(a)                                  Reference to and Effect Upon the Existing Credit Agreement and other Loan Documents.

(i)            Except as specifically amended by this Seventh Amendment and the documents executed and delivered in connection herewith, the Existing Credit Agreement and each other Loan Document shall remain in full force and effect and each is hereby ratified and confirmed by the Borrower.  Without limiting the foregoing, the Liens granted pursuant to the Security Documents shall continue in full force and effect.

(ii)           Each reference in the Existing Credit Agreement to “this Credit Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Existing Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

(iii)          The execution and delivery of this Seventh Amendment and performance of the Credit Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent Bank or the Lenders under the Existing Credit Agreement or any of the other Loan Documents.

(iv)          If there is any conflict between the terms and provisions of this Seventh Amendment and the terms and provisions of the Existing Credit Agreement or any other Loan Document, the terms and provisions of this Seventh Amendment shall govern.

(b)                                 Expenses.  Borrowers acknowledge that all costs and expenses of the Agent Bank incurred in connection with this Seventh Amendment and the related Loan Documents will be paid in accordance with Section 10.20 of the Credit Agreement.

(c)                                  Headings.  Section and subsection headings in this Seventh Amendment are included for convenience of reference only and shall not constitute a part of this Seventh Amendment for any other purpose or be given any substantive effect.

(d)                                 Counterparts.  This Seventh Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Transmission by telecopier or electronic mail of an executed counterpart of this Seventh Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

(e)                                  Governing Law.  This Seventh Amendment shall be governed by and construed according to the laws of the State of Nevada without reference to conflicts of law rules.  The scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of this Seventh Amendment, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Seventh Amendment as of the date first above written.

BORROWERS:

MTR GAMING GROUP, INC.,
a Delaware corporation

By:	/s/ Robert F. Griffin
Name:	Robert F. Griffin
Title:	President & CEO

MOUNTAINEER PARK, INC.,
a West Virginia corporation

By:	/s/ Robert F. Griffin
Name:	Robert F. Griffin
Title:	President & CEO

PRESQUE ISLE DOWNS, INC.,
a Pennsylvania corporation

By:	/s/ John W. Bittner, Jr.
Name:	John W. Bittner Jr.
Title:	Chief Financial Officer

SCIOTO DOWNS, INC.,
an Ohio Corporation

By:	/s/ John W. Bittner, Jr.
Name:	John W. Bittner Jr.
Title:	Chief Financial Officer

BANKS

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent Bank, Lender, Swingline Lender and L/C Issuer

By:	/s/ Ryan Edde
Name:	Ryan Edde
Title:	Vice President

NATIONAL CITY BANK, successor by merger to NATIONAL CITY BANK OF PENNSYLVANIA, Lender

By:	/s/ Emil Kwaczala
Name:	Emil Kwaczala
Title:	Vice President

CIT LENDING SERVICES CORPORATION, Lender

By:	/s/ Anthony Holland
Name:	Anthony Holland
Title:	Vice President

PNC BANK,
Lender

By:	/s/ Troy Brown
Name:	Troy Brown
Title:	Vice President

FIFTH THIRD BANK,
Lender

By:	/s/ Neil Corry-Roberts
Name:	Neil Corry-Roberts
Title:	Senior Vice President